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                                                                   EXHIBIT 10.18



                        CONFIDENTIAL TREATMENT REQUESTED



                         MASTER HIGH SPEED DATA SERVICES
                                    AGREEMENT


       THIS MASTER HIGH SPEED DATA SERVICES AGREEMENT (this "Master Agreement") is entered into as of the 22nd day of June 1999, by and between I(3)S, Inc., a Texas corporation, with a place of business at 1440 Corporate Drive, Irving Texas 75038 ("I3S"); and SEREN INNOVATIONS, INC., a Minnesota corporation with a place of business at 15 South 5th Street, Suite 500, Minneapolis, MN 55402 ("SEREN"). I3S and SEREN are hereinafter sometimes individually referred to as a "party", and collectively as the "parties".

                                    RECITALS

       WHEREAS, SEREN is developing multiple franchise cable television systems (collectively, "MSOs") in various markets throughout the United States;

       WHEREAS, I3S provides broadband Internet protocol network Services, including, without limitation, those high speed data services, which are more specifically described in the Exhibits attached hereto and incorporated herein by reference (the "HSDS"), to multiple system franchise cable operators nationwide; and

       WHEREAS, SEREN and I3S desire to exclusively provide HSDS to the Hybrid Fiber Coaxial System (HFC) Networks owned or operated by SEREN, and listed in Exhibit C, pursuant to the terms and provisions of this Agreement which, in part, gives I3S an exclusive right of access to provide HSDS to such HFC Networks.

       NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES

       1.1    REPRESENTATIONS AND WARRANTIES OF SEREN.

       AUTHORITY. This Agreement has been duly authorized, executed and delivered by SEREN and constitutes a valid and legally binding Agreement of SEREN, and neither the execution and delivery, nor the performance, of the provisions of this Agreement shall conflict with or result in (a) a breach, violation or default under the Certificate of Incorporation and Bylaws of SEREN, if applicable; or any material agreement binding on SEREN that would affect its obligations hereunder; or (b) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction.


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       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made by or on behalf of SEREN shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of I3S shall not diminish its rights to rely thereon.

       1.2    REPRESENTATIONS AND WARRANTIES OF I3S.

       AUTHORITY. This Agreement has been duly authorized, executed and delivered by I3S and constitutes a valid and legally binding Agreement of I3S, and neither the execution and delivery, nor the performance, of the provisions of this Agreement shall conflict with or result in (a) a breach, violation or default under the Certificate of Incorporation and Bylaws of I3S, if applicable; or any material agreement binding on I3S that would affect its obligations hereunder; or (b) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction.

       PERMITS, LICENSES, ETC. I3S possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

       I3S LICENSES. I3S possesses all requisite licenses from third parties necessary to provide the HSDS to the HFC Network.

       SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of I3S shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of SEREN shall not diminish its rights to rely thereon.

                                    ARTICLE 2
                                      TERM

       2.1   TERM.  This Master Agreement shall have an initial term of ten
(10) years from the Effective Date; provided, however, that the initial term may be automatically extended after the tenth anniversary of the Effective Date for additional one (1) year terms unless one party provides the other party with prior written notice, delivered no earlier than 180 days prior to the expiration of initial term (or any renewal thereof) of this Master Agreement, of the notifying party's intent to terminate this Master Agreement. Notwithstanding anything contained in this Section 2.1 to the contrary, with respect to the HFC Network pertaining to St. Cloud, Minnesota, the initial term of this HFC Network Agreement shall be seven (7) years from the Effective Date. With respect to each additional HFC Network that becomes subject to this Agreement, the initial term of this Agreement pertaining thereto shall be either the later of (i) six (6) years commencing on the date that the HSDS are first provided at said HFC Network, or (ii) five (5) years commencing on the date that SEREN completes the construction of the two-way hybrid fiber coaxial cable distribution plant past 100,000 prospective HSDS subscribers.


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                                    ARTICLE 3
                                   EXCLUSIVITY

       3.1 EXCLUSIVITY. During the term of this Agreement, neither party shall provide, market or support, or cause to be provided, marketed or supported, directly or indirectly, a competitive service to HSDS which is deployed over the I3S national IP backbone to said HFC Network franchise service area except in accordance with the terms and conditions hereof; provided, however, that (i) for HFC Networks listed in Exhibit C at the date of signing this Master Agreement, I3S shall not be precluded from providing HSDS under other agreements with third parties that have been entered into prior to the date of signing this Master Agreement; (ii) for future Seren HFC Networks not listed in Exhibit C at the date of signing this Master Agreement, I3S shall not be precluded from providing HSDS under other agreements with third parties that have been entered into prior to the date that said HFC Network(s) is added by amendment to Exhibit C; and (iii) SEREN shall not be precluded from receiving long haul IP backbone services from Qwest and Means pursuant to the terms of the respective agreements between SEREN and said third parties entered into prior to the date of signing this Master Agreement.

       3.2 I3S RIGHT OF FIRST REFUSAL. I3S shall have a right of first refusal to provide broadband data services not defined as HSDS hereunder in the event that SEREN decides to offer such services at a HFC Network covered by this Agreement. In the event that SEREN does not select I3S to provide any such broadband data services, but either provides them itself or from a third party, then SEREN and I3S shall agree, in good faith, to establish a mutually acceptable means of compensation for I3S to the extent that any such broadband data services require the use of assets owned by I3S hereunder. The decision to accept or reject any such proposal from I3S or the timing thereof, is totally within the discretion of Seren.

       3.3 SEREN'S RIGHT OF FIRST REFUSAL. SEREN shall have the right to receive broadband data services not defined as HSDS hereunder from I3S in the event that I3S decides to offer such services at a HFC Network covered by this Agreement on terms and conditions mutually acceptable to the Parties.

                                    ARTICLE 4
                               SEREN'S OBLIGATIONS

       4.1 GENERAL OBLIGATIONS. In consideration of the mutual agreements of the parties contained herein, SEREN expressly covenants and agrees to do and perform, or cause to be done and performed, the following:

       (i) SEREN grants I3S an exclusive right to provide HSDS as more particularly set forth in Exhibit B attached hereto and incorporated herein by reference to the HFC Network; and

       (ii) SEREN shall, at its own expense, provide and maintain the equivalent of at least four (4) video channels worth of bandwidth, or as mutually agreed to by the Parties from time to


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time, on the cable antennae distribution facilities (the "System") at the HFC
Network headend to provide the HSDS; and

       (iii) SEREN shall, at its own expense, operate and maintain the video or telecommunications headend to the specifications described in Exhibit B (the "Specifications") sufficient to ensure that the HSDS are properly delivered over the local loop; and shall assume the operating and capital cost of the following:

                   o Monthly recurring local loop costs to the HFC Network headend;
                   o  Monthly recurring property maintenance (Lce, Router);
                   o  Monthly recurring IP headend maintenance;
                   o  Customer Service Representative platform;
                   o  Internet browser platform user license;
                   o  HFC Network property IP equipment (Lce, Router);
                   o  Non-recurring local loop transport costs;
                   o  Customer billing and collections;
                   o  Subscriber premise equipment installation and maintenance;
                   o  Tier 1 customer care and support; and
                   o Co-location facilities and HSDS CMTS or xDSLAM, and related equipment, at each HFC Network headend or telecommunications central office

       (iv) after the initial training by I3S as provided for herein, SEREN shall pay the cost for training its own personnel to maintain the System up to the Specifications; and

       (v) SEREN shall maintain commercial general liability insurance with minimum limits of not less than $1,000,000 per occurrence for bodily injury (or death) and property damage liability with limits of at least $1,000,000 per occurrence [Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies)] which names I3S as an additional insured; and

       (vi) on behalf of I3S, SEREN shall secure access to all properties of SEREN as necessary to provide the HSDS; and

       (vii) the employees, agents, or contractors of I3S shall have reasonable access, at no charge, to the HFC Network and facilities of SEREN in connection with and to perform any and all work reasonably necessary to provide the HSDS at the HFC Network, including, but not limited to, installation, inspection, maintenance, repair or removal of equipment, or to facilitate the provision of the HSDS to customers; and

       (viii) each party's employees, contractors, or agents will, while on the premises of any other party, comply with all applicable law and regulations and any reasonable written rules or regulations of SEREN applicable to all tradesmen or contractors on the premises; and

       (ix) all revenue sharing or other payments to SEREN for discharging its obligations hereunder shall be as set forth herein. I3S shall have no other obligation to pay any revenue


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shares, commissions, or other consideration to SEREN in connection with the provision of HSDS; and

       (x) any and all maintenance or other problems with respect to I3S' obligations set forth in Exhibit B (HSDS Service Level Agreement) hereunder will be reported directly to I3S to the point of contact designated in writing by I3S (the "Contact") for resolution by I3S; and

       (xi) SEREN will provide a secure air-conditioned space, at no charge, to I3S for the storage of all equipment reasonably necessary to provide the HSDS at the HFC Network Headend; and

       (xii) SEREN will provide electricity necessary to power I3S co-located equipment; and

       4.2 MARKETING. SEREN and I3S will consult and develop a joint marketing strategy designed to co-brand and promote the HSDS hereunder.


                                    ARTICLE 5
                          AFFIRMATIVE COVENANTS OF I3S

       5.1 GENERAL OBLIGATIONS. In consideration of the mutual agreements of the parties contained herein, I3S covenants and agrees to do and perform, or cause to be done and performed, the following:

       (i) I3S possesses and shall maintain for the term of this Agreement any and all property, right, title or interest necessary to lawfully provide the HSDS as contemplated in this Agreement, and all such property, right, title and interest shall remain free and clear of any adverse claims, interests and liens.

       (ii) I3S possesses and shall maintain in full force and effect for the term of this Agreement, all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to provide the HSDS.

       (iii) With respect to performance hereunder, I3S agrees to maintain, at all times during the term of this Agreement, as a minimum, commercial general liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury (or death) and property damage liability with limits of at least $1,000,000 per occurrence [Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies)] and any additional insurance and/or bonds required by law. Upon request, I3S agrees to furnish certificates or other acceptable proof of the foregoing insurance and name SEREN as an additional insured and also name such Owners and Operators as an additional insured who may request it. I3S warrants that it meets or exceeds all insurance requirements stated herein and those that are required by the laws in the State of Texas.


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       (iv)   As more specifically described in Exhibit A (description of HSDS provided by I3S) attached hereto and incorporated herein by reference, I3S shall assume and pay all operating and capital costs and expenses associated with any and all:

                   Monthly recurring private Internet exchange points;
                   Monthly recurring switch maintenance;
                   Monthly recurring POP transport;
                   Monthly recurring Dallas network operations center costs (including installation costs);
                   Customer support IP technicians and engineers (NOC personnel);
                   I3S-specific training, to include HSDS system launch at the HFC Network and integration support, customer premise equipment installation, marketing and sales training for residential and commercial services, Tier 1 customer care and support training, and operational procedural training for the Services;
                   Insurance on I3S capital equipment;
                   I3S-specific travel and entertainment;
                   Switch site equipment (including installation costs);
                   Peering point routers;
                   Private Internet exchange point
                   hardware (including installation costs);
                   I3S network infrastructure equipment;
                   Transport facilities to the HFC Network Headend;
                   Backbone transport facilities;
                   IP master headend equipment; and
                   Tier 2 and 3 customer care and IP engineering support
                   IP Addresses

       (v)    I3S shall activate a metropolitan Point of Presence within sixty
(60) days of receipt of written notification from SEREN that it is prepared to commence the delivery of HSDS at a HFC Network.

       (vi) Seren shall have operational responsibility for a DS-3 circuit between I3S' metropolitan Point of Presence in Minneapolis, Minnesota and SEREN's HFC Network CATV head end in St. Cloud, Minnesota; provided, however, that I3S shall assume, and SEREN shall no longer pay, the monthly recurring cost of said DS-3 circuit on the first (1st) day of the immediately succeeding month that at least 2,500 subscribers are receiving HSDS at the HFC Network for St. Cloud, Minnesota.

       (vii) I3S understands and agrees that the Subscribers of the HSDS are Seren's customers. I3S agrees that, except as described in Article 3.1, during the term of this Agreement and for a period of six months during the transition upon termination period set forth in Section 12.5 hereof, it shall not attempt to solicit Seren's customers for HSDS or other similar services within the HFC Network franchise service territory.

       (viii) Provide Seren with specific PC hardware and software subscriber requirements.

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                                    ARTICLE 6
                            DESCRIPTION OF THE HSDS

       6.1 DESCRIPTION OF THE HSDS. During the term of this Agreement, I3S shall provide, or cause to be provided, to HFC Networks, the HSDS, more particularly described and set forth in Exhibit A attached hereto and incorporated herein by reference.


                                    ARTICLE 7
                  DEFINITION OF HSDS SERVICE LEVEL STANDARDS

       7.1 DEFINITION OF SERVICE LEVEL STANDARDS. Subject to the conditions, qualifications and limitations set forth herein, during the term of this Agreement, I3S shall use its commercially reasonable efforts to offer, or cause to be offered, the HSDS level standards pertaining to various aspects of the HSDS, as more particularly described and set forth in Exhibit B attached hereto and incorporated herein by reference.


                                    ARTICLE 8
          REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING

       8.1 REVENUE ALLOCATION. With respect to HSDS utilizing HFC cable modem technology to serve Seren's customers, monthly recurring Internet access revenue received from HSDS Subscribers at HFC Networks (the "Revenue") will be paid directly by customers to SEREN; provided, however, that, by the twenty-fifth day of each calendar month hereafter SEREN shall pay I3S a share of the Revenue in an amount equal to **** of the Revenue; provided, however, that in no event shall said share of the Revenue be less than ** per Subscriber per month; and further provided, however, that in no event shall said share of the Revenue be less than (i) ** per month upon achieving the first 1000 prospective HSDS subscribers at an HFC Network, (ii) ** per month upon achieving at least ** prospective HSDS subscribers at said HFC Network, and (iii) ** per month upon achieving at least ** prospective HSDS subscribers at said HFC Network, and at all times thereafter, for each municipal cable television headend.

         With respect to HSDS utilizing technology other than HFC cable modem technology to serve Seren customers, monthly recurring Internet access revenue received from Subscribers (the "Revenue") will be paid directly to SEREN; provided, however, that, by the twenty-fifth day of each calendar month hereafter SEREN shall pay I3S a share of the Revenue in an amount equal to **** ** of the Revenue; provided, however, that in no event shall said share of the Revenue be less than ** per Subscriber per month.

         In addition to its ability to terminate as provided for in Article 12, in the event that I3S fails to meet the SLA standards of Exhibit B, for any given month, Seren shall be relieved from paying the monthly revenue minimums identified above.


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       8.2    CUSTOMER ACCESS PRICING. With the intent to increase HSDS
penetration at each HFC Network, SEREN, in consultation with I3S shall establish the price at which access to the HSDS is made available to subscribers.

       8.3 BRANDING. With respect to the HSDS, and the promotion thereof, I3S and SEREN shall mutually establish the brand names, logos, labels, trademarks, HSDS marks and other such identifying promotional characteristics pertaining to the same throughout the term of this Agreement.

       8.4 RE-EVALUATION OF ECONOMIC TERMS. Thirty-six (36) months after the Effective Date, and upon the expiration of each twenty-four (24) month period thereafter, or in the event of any final regulatory or judicial proceedings, changes or decisions affecting the HSDS at the HFC Network, the parties agree to renegotiate the Revenue Allocation in good faith in accordance with current market standards, such that the Revenue Allocation shall be increased or decreased if either party is economically disadvantaged hereunder, or receiving an inordinate proportion of the revenue associated with HSDS in relation to its investment or contribution to the relationship established hereby.

         In addition, I3S agrees to decrease its percentage share of Revenue by * for every * HSDS Subscribers that Seren achieves on an aggregate basis for all of its HFC Networks, excluding the St. Cloud HFC Network. However, except as provided for in this Section 8.4 above, in no event shall I3S receive less than
* Revenue Share as provided for herein.

       8.5 COMPED SERVICE. I3S understands and agrees that, upon advance written notice to I3S, Seren shall have the ability to provide comped (i.e.
free) Internet access services to employees, primary and secondary schools, libraries and local governmental facilities. No Revenue will be due I3S as a result of such services being offered by Seren.

                                    ARTICLE 9
                          SPECIFIC SOFTWARE WARRANTIES

       9.1 OWNERSHIP; AUTHORITY. I3S represents and warrants that the software utilized hereunder (collectively, the "Products") are free and clear of all liens and encumbrances, and that it has full power, license and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that to the knowledge of I3S the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party.

       9.2 SOFTWARE COMPATIBILITY. I3S will accommodate any subscriber browser (e.g. Netscape, Explorer) or operating systems (Windows, NT, MAC, Unix).

       9.3 SEREN'S Y2K REQUIREMENTS. All computer systems and applications, and all embedded computer components and devices maintain full functionality, performance, and future maintainability, accurately process date/time data (including but not limited to, calculating, comparing, sorting, and sequencing) from, into, between, and throughout the twentieth and twenty-first centuries. In addition to all other contract requirements, I3S agrees


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that the services and/or equipment provided to Seren under this agreement are
Year 2000 compliant. I3S agrees that its operations will be capable of continuing an uninterrupted flow of goods and services into and through the year 2000. I3S agrees that the computing software and hardware, supplies, material, or equipment ("Equipment") purchased, rented, leased or acquired for use by Seren is compliant with Seren's "Year 2000 Requirements," (defined below) and said Equipment shall not be accepted in part or whole by Seren unless specifically disclosed and agreed to by Seren in writing.

                                   ARTICLE 10
                                 INDEMNIFICATION

       10.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. I3S shall defend, indemnify and hold harmless SEREN, its directors, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, HSDS mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I3S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) SEREN shall give I3S prompt written notice of all actions, claims or threats against SEREN of infringement or violation of Intellectual Property Rights; (ii) SEREN shall permit I3S to elect to assume complete control of such claims at its sole discretion and expense; and (iii) SEREN shall cooperate fully with I3S in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims.

       10.2. INDEMNIFICATION. Each party shall indemnify the other against all liability, loss, damage, and expense resulting from injury to or death of any person (including injury to or death of their employees) or loss of or damage to tangible real or tangible personal property (including damage to their property) or the environment, but only to the extent that such liability, loss, damage or expense was proximately caused by its breach of this Agreement or by any negligent act or omission, willful misconduct or violation of law on the part of the party from whom indemnity is sought ("the Indemnitor"), its agents, employees, subcontractors or assignees. Indemnitor shall have the right to assume defense of the claim with counsel reasonably acceptable to Indemnitee. Indemnitee shall be entitled to participate in the defense of the claim with its own counsel at its sole expense.


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                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

       11.1 CONFIDENTIAL INFORMATION. Information to be held in confidence shall be clearly marked "Proprietary" or "Confidential." Information which is conveyed orally shall be deemed confidential only if prior to disclosure it is indicated as being confidential and written confirmation identifying the confidential or proprietary information is provided to the receiving party within ten (10) business days after it was discussed orally.

       11.2 RESTRICTIONS. Each party shall use its reasonable best efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but not limited to, independent contractors and consultants, without the prior written consent of the disclosing party. Each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. Unless approved in advance by the non-disclosing party, except for the existence of this Agreement, the terms and provisions of this Agreement shall remain strictly confidential and shall not be disclosed to any third party other than a party's attorneys, accountants and other professional advisers.

       11.3 AUTHORIZED DISCLOSURES. Notwithstanding the obligations described in Section 11.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than unauthorized disclosure by the receiving party;
(ii) is independently developed by the receiving party; or (iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used its best efforts to obtain a protective order reasonably satisfactory to the disclosing party sufficient to maintain the confidentiality of such data, information or materials.

       11.4 LIMITED ACCESS. Each party shall limit the use and access of Confidential Information to such party's bona-fide employees or agents who have a need to know such information for purposes of conducting the receiving party's business. Each party shall notify all employees and agents who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.

       11.5   CONTINUING OBLIGATIONS. Each party's obligations under this
Article 11 shall survive the termination of this Agreement for two (2) years thereafter.

       11.6 CONFIDENTIALITY OF TERMS. Unless approved in advance by the non-disclosing party, except for the existence of this Agreement, the terms and provisions of this Agreement shall remain strictly confidential and shall not be disclosed to any third party other than a party's attorneys, accountants and other professional advisers.


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       11.7   SEREN SUBSCRIBERS. Without the prior written consent of
Seren, I3S will not disclose information about Seren customers who are being offered HSDS or who have subscribed to HSDS. In addition, I3S will not market any other services to Seren customers without giving Seren prior notification. I3S shall not reveal the name or addresses of Seren customers to any third party except as necessary to fulfill its obligation to provide the HSDS. I3S shall not permit any third party to use the Seren customer names for any purpose unrelated to this Agreement.

                                   ARTICLE 12
                              DEFAULT; TERMINATION

       12.1 DEFAULT. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

  (a) Material breach of any warranty or misrepresentation by the defaulting party;

  (b) Material failure to perform the defaulting party's obligations hereunder, including with respect to I3S its failure to maintain the HSDS standards set forth in Section 7.1 hereof;

  (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

  (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

       12.2 REMEDIES. In the event the defaulting party fails to cure any default set forth hereunder within thirty (30) days, except for defaults pursuant to Section 12.1(c) which shall have a cure period of ninety (90) days, after written notice of such default by the non-defaulting party specifying the acts or omissions constituting the default with reference to the sections of this Agreement which have allegedly been breached, the non-defaulting party may terminate this Agreement without further obligation on the part of the non-defaulting party, and pursue any claims at law or in equity against the defaulting party.

       12.3 FAILURE TO EXERCISE REMEDY. The remedies set forth above are cumulative, but the non-defaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from its obligations under this Agreement.

       12.4 EFFECT OF TERMINATION. Termination of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.


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       12.5   TRANSITION UPON TERMINATION. Notwithstanding the termination of this Agreement, I3S shall maintain its facilities and continue to provide the HSDS to the HFC Networks for a reasonable period of time (not to exceed six (6) months from the date of termination) until SEREN has made arrangements with another Internet service provider, and I3S shall cooperate with SEREN in an orderly and efficient transition of the Subscribers to any other Internet service provider designated by SEREN.

                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES

       13.1 NOTICE. All notices pursuant to this Agreement shall be in writing and may be personally delivered or sent by overnight courier or by Certified or Registered mail. All notices personally delivered shall be deemed delivered at the time of such delivery. All notices sent by Certified or Registered mail shall be deemed delivered five (5) days after deposited in the US mail. All notices sent by overnight courier shall be deemed made one (1) business day after delivery to such courier HSDS. Any party may designate a change of address upon ten (10) days written notice.

                                       If to I(3)S, to:
                                       I(3)S, Inc.
                                       1440 Corporate Drive
                                       Irving Texas 75038
                                       Attn: Mr. Jim Price, CEO

                   with a copy to:
                                       I(3)S, Inc.
                                       1440 Corporate Drive
                                       Irving Texas 75038
                                       Attn: Matt Hutchins, President


                                       If to SEREN, to:
                                       SEREN Innovations, Inc.
                                       15 South 5th Street, Suite 500
                                       Minneapolis, MN 55402
                                       Attn: President

       13.2 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, will be approved by the non-disclosing party in writing prior to release.

                                   ARTICLE 14
                               DISPUTE RESOLUTION

         In the event a dispute arise between SEREN and I3S, or the successors or assigns of either of them, regarding this Master Agreement or any particular HFC Network Agreement, the aggrieved party shall promptly notify the other Party of its intent to invoke this dispute resolution procedure after such dispute arises. If the Parties shall have failed to resolve the dispute within ten (10) days after delivery of such notice, each Party shall, within five (5) days thereafter nominate a senior officer of its management to meet at any mutually agreed location to resolve the dispute. Should the Parties be unable to resolve the dispute to their mutual satisfaction within ten (10) days after such nomination, such dispute shall be settled by arbitration.

         The Party desiring arbitration shall give notice to the other Party in writing specifying the question or questions to be settled and at the same time naming an arbitrator. The Party receiving such notice shall within ten (10) days thereafter give to the other Party a like written notice giving the name of an arbitrator chosen by it and specifying any additional matter on which an award is desired. If the Party receiving notice of arbitration fails to name an arbitrator within ten (10) days, then the second arbitrator shall be appointed by the American Arbitration Association. Only Parties qualified as specialists in the matter in controversy will be appointed as arbitrators. The third arbitrator shall, within ten (10) days of the appointment of the second arbitrator, be selected by the two arbitrators theretofore appointed. If arbitrators shall have been appointed by the respective parties and shall have failed to select the third arbitrator, within the time provided herein, the third arbitrator shall upon application of either of the parties to the arbitration, be appointed by the American Arbitration Association within ten
(10) days after receipt of a Party's application to appoint a third arbitrator. The arbitrators shall proceed immediately to hear and determine the matter in controversy. Each Party shall be entitled to produce witnesses and appear in person and by counsel before said arbitrators, but the number of witnesses to be heard, the length of argument, the time consumed in such hearing, and the general conduct of the proceedings shall conform to the rules promulgated by the American Arbitration Association. The arbitrators shall be limited to accepting the position contended for by either I3S or Seren, without modification, in making their award. The arbitrators shall be instructed that their awards must be made within forty-five (45) days of the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. The award of the arbitrators shall be drawn up in writing and signed by the arbitrators, or a majority of them, and shall be final and binding on the Parties, and the Parties shall abide by the award and perform the terms and conditions thereof. The award of the arbitrators shall be made retroactive to the date the first Party notified the other Party of its intent to invoke the dispute resolution procedure. Unless otherwise determined by the arbitrators, the fees and expenses of the arbitrator named by I3S shall be paid by I3S, the fees and expenses of the arbitrator named by Seren shall be paid by Seren and the fees and expenses of the third arbitrator shall be paid in equal proportions by the Seren and I3S. Save as herein otherwise expressly provided, the rules of the American Arbitration Association shall apply; provided, however, that wherever and whenever there is conflict between the provisions of this Article and the provisions of the said rules, the provisions of this Article shall apply.

         Notwithstanding any other remedies, and in the event that either Party brings legal action upon the other Party for failing to perform any of its obligations or failing to act in accordance with the provisions of this Agreement, the Party which prevails in such legal action shall be entitled to recover all reasonable legal fees incurred with regard to the legal action from the other Party.

         I3S is obligated to continue providing HSDS as provided for herein during the pendency of any dispute.

                                   ARTICLE 15
                                  MISCELLANEOUS

       15.1 ENTIRE AGREEMENT. This Master Agreement, together with the schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto with respect to the provision of the HSDS at the HFC Networks and is the final expression of their Agreement on that subject and no evidence of oral or other written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       15.2 INCORPORATION BY REFERENCE. The schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference.

       15.3 AMENDMENT; MODIFICATION. This Agreement may not be supplemented, amended, modified or otherwise altered except by written instrument executed by all the parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.

       15.4 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

       15.5 GOVERNING LAW. This Agreement, and any claims, counterclaims and cross suits, shall be governed by and construed in accordance with the local laws of the state in which the defendant or non-enforcing party resides, without regard to conflicts of law principles. Each party hereby irrevocably submits to the jurisdiction of the state or federal courts of the state in which the defendant or non-enforcing party resides for the resolution of disputes hereunder.

       15.6 CONTINUITY OF CONTRACT. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

       15.7 CAPTIONS. The captions appearing in this Agreement are included solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

       15.8 FORCE MAJEURE. Neither party shall be responsible for any failure to comply with or for any delay in performance of the terms of this Agreement, including, but not limited to, delays in delivery, where such failure or delay is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts or government.

       15.9 HIRING PROHIBITED. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for hire or hire any employee of the other party who has performed SERVICES under this Agreement.

       15.10 PERFORMANCE REVIEW. In the event of any dispute or controversy between the parties of any kind or nature, except in circumstances where equitable relief is deemed necessary by either party in its sole discretion, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this Agreement needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section or provision of this Agreement without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that an amicable resolution through continued negotiation of the matter at issue is not likely to occur.

       15.11 BINDING NATURE; ASSIGNMENT. This Agreement will be binding on the parties hereto, and their respective successors and assigns. Upon prior written notice to the other party, either party may assign its rights and delegate its duties under this Agreement; provided however, that the assignee party must unconditionally assume in writing, and agree to be bound by, the right, duties and obligations of the assignor party under this Agreement.

       15.12 RELATIONSHIP OF THE PARTIES. Notwithstanding anything to the contrary in this Agreement, under no circumstances will either party be deemed to be in any relationship with the other party carrying with it fiduciary or trust responsibilities. The parties do not intend for this Agreement or the relationship established thereby to be considered the formation of a joint venture or partnership between the parties for any purpose. I3S has the sole right to supervise, manage, contract, direct, procure, perform or cause to be performed the day-to-day work to be performed by I3S under this Agreement unless otherwise expressly provided herein or agreed to by the parties in writing.

       15.13 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

       15.14 SEVERABILITY. The Parties agree that multiple HFC Networks may become subject to this Agreement. Any default or termination (whether voluntary or involuntary) by any party with respect to a particular HFC Network shall operate as a default or termination only with respect to the parties' responsibilities and obligations as they relate to the specific HFC Network or HFC Networks, as the case may be. Unless otherwise agreed to by the parties with respect to the particular default, a default shall be construed, where possible, to exclude unaffected HFC Networks.

       15.15 COMPLIANCE WITH APPLICABLE LAWS. I3S represents and warrants that the provision of the HSDS pursuant to this Agreement shall be in compliance with all applicable federal and state laws, rules and regulations.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



I(3)S, INC.                        SEREN INNOVATIONS, INC.


By: /s/ MATTHEW HUTCHINS           By:   /s/ GLYNIS HIRSCHBERGER
   --------------------------         --------------------------------
   Matthew Hutchins                Printed Name: Glynis Hirschberger
   President                                    ----------------------
                                   Title: President and CEO
                                         -----------------------------

Date:  6/22/99                     Date:    6/21/99
     ------------------------           ------------------------------

                                LIST OF EXHIBITS




 EXHIBIT A: Description of the High Speed Data Services Provided by I3S

 EXHIBIT B: HSDS Service Level Agreement

 EXHIBIT C: HFC Network List

                                    EXHIBIT A

             DESCRIPTION OF HIGH SPEED DATA SERVICES PROVIDED BY I3S


The I3S HSDS is a data network that provides transport and peering functions of Internet Protocol (IP) data traffic, including, without limitation:

o Broadband access networks at the HFC Network composed of one or more broadband access technologies including but not limited to coaxial or hybrid fiber coaxial (HFC) cable television distribution systems, twisted-pair copper-wire-based telephone distribution systems, twisted-pair copper-wire-based local area network distribution systems and fiber-optic-based local area network distribution systems;

o Local loop networks that connects the broadband access networks on each HFC Network to the I3S regional points-of-presence (POPs) in each metropolitan area served by I3S;

o Regional point-of-presence networks that connects the POPs to the i3s.net national IP backbone;

o A national IP backbone consisting of broadband communication facilities for the transport of data among I3S POPs and public and private Exchange Points where data and Internet routing information will be exchanged with other networks peered with i3s.net as part of the global Internet;

o  A national Network Operations Center (NOC).

o  Certain computer services that include:

      o         Membership system for user authentication and authorities;
      o Personalization services for customizing content to user preferences;
      o         Internet mail (SMTP and POP3);
      o Internet newsgroups (NNTP) composed of approximately 25,000 or more newsgroups;
      o         Internet World Wide Web (HTTP) services;
      o         Internet chat (IRC and MIRC);
      o         Conferencing and collaboration bridges;
      o Streaming multimedia services such as Microsoft's NetShow and Progressive Network's RealMedia;
      o         A branded suite of client software that include:
      o         Web browser;
      o         Mail reader;
      o         News reader;
      o         Chat client;

      o         Chat client;

      o         Conferencing and collaboration client;

      o         Appropriate plug-ins and ActiveX controls.

o  Certain customer HSDS functions that include:

      o         A National Customer Care Center;

      o         A telephone and network-based customer help desk;

      o         A Trouble Reporting facility;

      o         A customer billing system.

o Certain multimedia-rich content that showcases the capabilities of HSDS that includes:

      o         Original content created by I3S;

      o Aggregated content created by others but licensed by I3S and improved for uses in a HSDS System;

      o Aggregated content created by others but licensed by I3S and used unimproved.

                                  REQUIREMENTS
                      RELATED TO BROADBAND ACCESS NETWORKS
             UTILIZING MULTIPLE BROADBAND ACCESS TECHNOLOGIES (mBAT)


SEREN'S RESPONSIBILITIES

         Provide, or cause to be provided, as mutually agreed between the parties, suitable physical-layer coaxial-cable, twisted-pair copper-wire, or fiber-optic distribution plant on each SEREN property that will meet or exceed I3S specifications;

         Maintain, or cause to be maintained, physical layer distribution plants built and owned by SEREN that are used for I3S's HSDS;

         Install, maintain and operate data delivery equipment for each HSDS HFC Network. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, SEREN will assist I3S with pre-installation engineering planning and HFC Network site survey questionnaires;

         Assume the cost of the acquisition of all data communication equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Subscriber and the I3S POP in each Market;

I3S RESPONSIBILITIES:

         Provide technical specifications for suitable physical-layer distribution plants for I3S's HSDS;

         Inspect and accept or reject, according to the mutually agreed specifications, physical-layer distribution plants proposed by SEREN as suitable for 13S's HSDS;

         Integrate all data delivery equipment for each HFC Network into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all data delivery equipment twenty-four hours per day, seven day per week (24x7);

         Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the i3s.net national backbone from time to time;

         Configure and operate all data delivery equipment to efficiently integrate with the rest of the i3s.net network;

         Provide HSDS transport through the POP to Headend, except as noted herein.

                             ADDITIONAL REQUIREMENTS
                      RELATED TO BROADBAND ACCESS NETWORKS
                 UTILIZING CABLE TELEVISION DISTRIBUTION SYSTEMS


SEREN'S RESPONSIBILITIES (THESE RESPONSIBILITIES SPECIFICALLY APPLY TO THE EXTENT HSDS IS TO BE PROVIDED BY I3S BY MEANS OF AN INTERCONNECTION TO SEREN'S CATV DISTRIBUTION PLANT AT EACH HFC NETWORK. SEREN SHALL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PERFORM THESE RESPONSIBILITIES.):

    Cause CATV infrastructure to comply with FCC requirements;

    Upgrade, or cause to be upgraded, property CATV infrastructure to provide bi-directional cable delivery to all subscribers;

    Cause the upgraded bi-directional CATV infrastructure to exceed the minimal operational requirements of the I3S cable modem system, which are:

----------------------------------------------------------------------------------------------------
           MINIMUM CABLE TELEVISION NETWORK                                VALUE
             REQUIREMENTS FOR i3s.net HSDS
----------------------------------------------------------------------------------------------------
Amplitude variations inband
  Forward channel                                        5 dB total
  Return channel                                         5 dB total
----------------------------------------------------------------------------------------------------
Group delay variation inband
  Forward channel                                         60 nsec/MHz, 240 nsec total
  Return channel                                         200 nsec/MHz, 800 nsec total
----------------------------------------------------------------------------------------------------
Maximum tap to tap variation                             27 dB
----------------------------------------------------------------------------------------------------
Dynamic range on receiver                                -15 dBmV to +15 dBmV
----------------------------------------------------------------------------------------------------
Maximum return/upstream loss                             49 dB
----------------------------------------------------------------------------------------------------
Minimum carrier to noise                                 22 dB
----------------------------------------------------------------------------------------------------
Minimum carrier to interference                          25 dB
----------------------------------------------------------------------------------------------------

Provide, or cause to be provided, four (4) six MHz (or as mutually agreed to by the Parties from time to time) video channels within the CATV infrastructure bandwidth on Internet served properties; two (2) in the spectrum from 54 MHz to 750 MHz and two (2) in the

    5MHz to 50 MHz spectrum; and reserve additional video channels, in the same spectrums for future expansion as Subscriber penetration at the HFC Network increases; and


    Designate, or cause to be designated, an engineering point of contact for each cable company operating the cable television distribution system for I3S Network Operations Center (NOC) to report problems or failures related to the cable television distribution system twenty-four hours per day, seven days per week (24x7).

I3S RESPONSIBILITIES:

        Use the cable modem system, and certain network management features that it provides, to monitor the availability and quality of SEREN's property network (its CATV plant) and the Equipment;

        Within (15) fifteen minutes of notice, report to SEREN's designated engineering point of contact any problems observed by the I3S NOC in the course of operating the cable modem system network management features; and

        Within (15) fifteen minutes of notice, report to SEREN's designated engineering point of contact any problems determined by Subscriber contact in the course of operating the Subscriber Help Desk.

        I3S to provide NOC connections and services to monitor end to end network connections.

                           LOCAL LOOP CHARACTERISTICS

SEREN'S RESPONSIBILITIES

     Provide, or cause to be provided, proper space, security and power for Local Loop termination and transmission equipment necessary to provide Internet delivery and other data services at each HFC Network.

     Order, provision, install and maintain local loop communications links between each HFC Network and I3S POP in each Market with a bandwidth as mutually agreed to by the Parties.

I3S RESPONSIBILITIES:

     Install, maintain and operate local loop termination and transmission equipment necessary for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, SEREN will assist I3S with pre-installation engineering planning and site survey questionnaires;

     Integrate all local loop termination and transmission equipment for each HFC Network into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all local loop termination and transmission equipment twenty-four hours per day, seven day per week (24x7);

     Assume the cost of the acquisition of all local loop termination and transmission equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Property and the I3S POP in each Market;

     Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the i3s.net national backbone from time to time; and

     Configure and operate all local loop termination and transmission equipment to efficiently integrate with the rest of the I3S.net network.

                                POINT OF PRESENCE
                    FEATURES AND ESTABLISHMENT REQUIREMENTS

I3S RESPONSIBILITIES:

     Acquire, install and maintain data communication equipment at each POP for the termination and transmission of HSDS from properties to the i3s.net national network backbone;

     I3S will determine the location of its main presence in each Market to be consistent with its own operational practices (which currently include co-locating within its carrier's central offices in each Market);

     Acquire, install, maintain and operate Internet peering relationships at public and private Internet Exchange Points (EP) with other Tier 1 Internet backbone networks throughout the United States;

     Acquire, install, maintain and operate computers and software to provide Network Management and provide Internet SERVICES for Subscribers. To provide these functions, I3S will employ a combination of locally-distributed-to-the-POP servers as well as globally centralized servers consistent with its overall network design and operational practices; and

     Order, provision, install, maintain and operate data transport/carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 mb/s (DS-3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time, provided however, I3S is not guaranteeing bandwidth throughput from its POP to subscribers.

                           I3S INFORMATION OPERATIONS
             CONTENT PRODUCTION; SEREN/BROADBAND NOW!(TM) LAUNCH PAGE

I3S operates, and shall operate for the term of this Agreement, an information content operation for creating original content or aggregating content created by others and licensed to I3S for inclusion in the I3S body of content. This material will consist of but not limited to informational, educational, recreational, entertainment and business content. This body of content will be offered to Subscribers of the HSDS product.

Without limitation on paragraph 1 above, I3S will create content as creative and/or business opportunities present themselves. The I3S content will be updated as I3S, using its editorial judgment, sees fit, but in no event less frequently than good industry practice.

Certain portions of this content will be offered to all Subscribers free of charge (Basic Content). Other portions of the content may be offered to Subscribers on an optional fee basis for unlimited access to a fixed package of content (Premium Content). Another certain portion of the content may be offered to Subscribers on an optional fee basis for access to a specific time-limited event (Pay-Per-View Content).

In addition to the fees charged customers for content, I3S may solicit and sell national advertising and other revenue-producing transaction opportunities that will appear on certain portions of the content.

All fees for premium content, pay-per-view content, national advertising and revenue-producing transactions shall be determined solely by I3S.

The potential revenue set forth here for content shall not be subject to other provisions in the Agreement (including attachments) regarding revenue sharing, fees and pricing.

I3S, or its content partners, will design, produce and update, as necessary, all content and be responsible for all such costs.

I3S shall initially design, produce and update, as necessary, a customized launch page (the "Launch Page") for Subscribers, which can be used to market and promote the HSDS, and, on I3S's standard time and materials rates (or as otherwise agreed by the parties), SEREN's other SERVICES. In addition, the Launch Page will include hyperlinks to SEREN's corporate web sites as directed by SEREN. The Launch Page shall meet the technical, functional and appearance requirements specified by I3S. I3S shall from time to time update the Launch Page throughout the Term in accordance with the terms of this Agreement. I3S may offer Subscribers Launch Pages that are personalized (by property) and that, in addition to the features described above, may promote the I3S content offerings and provide direct hyperlinks to the I3S content.

In no event, at any time during the term of this Agreement, shall I3S knowingly permit or use any (i) content in the SEREN/Broadband Now! web site or within its information content operations which contains obscene material, sexually explicit adult programming, or indecent material as defined in Section 47 C.F.R.76.701(g); (ii) material in the SEREN Broadband

Now! web site soliciting or promoting unlawful conduct; or (iii) programming in the SEREN/Broadband Now! web site that may or could have been subject to the Telecommunications Act of 1996, Section 641, relating to the scrambling of sexually explicit adult video HSDS programming.

CONTENT PUBLISHING PLATFORM


       o I(3)S will provide SEREN access to its automated publishing system for the purposes of SEREN publishing localized content in each of its geographic markets into the SEREN/BroadbandNOW! information service.
       o SEREN's local content will be contained within the brand and Internet domain of BroadbandNOW!
       o SEREN will provide the editorial and advertising content and be responsible for the costs of its creation.
       o SEREN will sell advertising that may be associated with the local content it creates and keep any resulting revenue.
       o I(3)S will provide a Web-based and/or email-based interface for SEREN's personnel to enter editorial content into the I3S publishing system.
       o I(3)S will provide a workflow process for SEREN to manage and approve the publication of editorial content.
       o I(3)S will provide the use of its standard publishing templates for publishing SEREN's local content in the BroadbandNOW! pages. Development of specialized or non-standard publishing templates requested by SEREN will be at SEREN's expense.



I(3)S CONTENT PHILOSOPHY

       o  Internet access is always an "open" experience.
       o Customers spend time on our network only when it offers a high degree of value.
       o They use our content and services because they want to, not because they have to.
       o We develop content and services that take advantage of the unique value of the broadband experience rather than trying to rebuild or replace those services our customers already use and enjoy.

                          CONTENT DEVELOPMENT STRATEGY

       o  Bring the best content and services onto our network.
       o Focus on a new class of services that are broadband specific or that are greatly enhanced by broadband.
       o Develop original content and a new interface designed specifically for this medium and this audience, delivering a coherent whole.

STRATEGY: THE BEST OF THE NET

       There are some "basics" users expect:

              1. Search

              2. News

              3. Weather

              4. Stock Quotes, etc.

       Rather than rebuilding these functions, we enhance the experience of using them.

                        STRATEGY: A NEW CLASS OF SERVICES

       o There is an emerging new category of services that are broadband only or that are greatly enhanced by broadband.

       o High-bandwidth content and services that were only theorized before can be delivered now.

       o I(3)S is investing in the infrastructure to bring these services on-network and to integrate them highly with the rest of our offering.

 Strategy:  Built for Broadband

       o I(3)S has developed an original platform and leading edge interface designed for broadband that brings it all together.

       o And developed a new class of content, built from the ground up specifically for our broadband audience.

 Timeline:  Version 2.0 - March 1999

       o Sections expanded from four to seven, establishing a platform for more original and aggregated content
       o  Greatly expanded localization
       o  Broadcast.com integration
       o  Backup service
       o  Portal partner
       o  Expanded help and customer account management and services

                          TIMELINE: VERSION 3.0 - Q3/Q4

       o  CD-ROM library online
       o  Other Targets/Goals:

              1. Online Gaming
              2. Expanded audio and video library
              3. Web-based email

       o  With greater depth comes a higher degree of personalization

                     LOCALIZATION: LEVEL 1 -- NATIONAL VIEW

       o Smaller markets get a national view with access to most or all services not specifically tailored to their local market

       o   This is where the competition stops!

       Localization: Level 2 -- Localized View

       o   In larger markets, all services are customized to the local area:

                 1.   Local news, weather, sports, links, etc.
                 2. Localized libraries of aggregated video, audio, multimedia content

                  LOCALIZATION: LEVEL 3 -- ORIGINAL DEVELOPMENT

       o Markets with large populations, or markets of strategic importance also get:

                 1. Original, exclusive, local content developed specifically for broadband and specifically for the local market through two methods:

                 2.   Local I3S teams develop content

                 3.   Local partners develop content exclusively for I(3)S

       o Seren shall be entitled to create, author, promote and otherwise engage in the business related to local content offerings. Within the Seren/BBnow Homepage, Seren shall be allocated the local area as mutually agreed to be the Parties. Seren shall be entitled to solicit and insert advertising and other revenue producing transactions on local content for its own account in such allocated local area of the homepage. I3S agrees to facilitate the ability of Seren to create, update and insert both the local content and advertising originated by Seren.

       o Seren and I3S will form an Editorial Board to ensure continuity between the Local and National content pages.


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                        CUSTOMER ADVOCACY CENTER FEATURES

I3S RESPONSIBILITIES

       Provide a toll free number for:


              Initial technical support inquires
              Technical support for all HSDS issues
              Technical support for Subscriber CPE issues related to HSDS

       Answer toll free line consistent with the SEREN/I3S HSDS co-brand.

       Operate 24x7 customer care call center operation.

       Maintain sufficient customer services staff and call center capacity to connect to Subscribers within 1 minutes of call entering processing operation.

       Develop and publish escalation procedure for Customer HSDS
       Representatives related to network issues.

       Resolve technical issues within 24 hours if a phone call is required 95% of time, on a monthly basis.


       Develop and publish escalation procedures for SEREN to contact regarding technical issues related to the network.


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

                 SUBSCRIBERS' HARDWARE AND SOFTWARE INSTALLATION
                  SPECIFICATIONS AND INSTALLATION REQUIREMENTS

SEREN SHALL:

       Verify that potential Subscribers' personal computers meet the I3S-established minimum requirements for the supplied software and the HSDS;

       Make an appointment with each new Subscriber to meet the installation personnel for the installation of the HSDS in the Subscriber's unit;

       Collect the Subscriber information required to install, provision and complete the set up of Subscribers' HSDS. Seren and I3S will develop an appropriate paper-form-based system or automated system to facilitate this process;

       Provide, or cause to be provided, coaxial connection to the Subscriber's specified location;

       Verify, or cause to be verified, that the coaxial connection completed to the Subscriber's specified location exceeds the minimum operational requirements for the Seren-supplied CPE and the I3S HSD;

       Verify, or cause to be verified, and if necessary, promptly (but not more than a reasonable time frame set by SEREN) perform repairs such that all access network services function properly (and to not less than the standards pre-existing I3S HSDS operations) after I3S completes installation and throughout the provision of HSDS;

       Maintain a sufficient inventory of CPE for each Market and develop procedures to restock CPE as used in Subscriber installations;

       Issue and install the required CPE for the HSDS requested by the Subscriber;

       Meet the Subscriber at the Subscribers location at the scheduled time within the tolerances and limits as defined in the I3S HSDS Service Level Agreement;

       Install the required cable modems(s) and have HSDS operational in the Subscriber's unit within the number of days of a Subscriber's request set forth in Section 6.4 of the Agreement;

       Install any required network interface cards (NICs), TCP/IP protocols and Internet software suite in the Subscriber's personal computer;

       Offer the Subscriber a brief introduction to the HSDS to be performed at the time of installation. This introduction will include how to launch the HSDS, how to find the training material on the I3S.net Web site, how to find the Subscriber Support Section on the I3S.net Web site and how to call for technical assistance or support;


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

       Obtain signatures required to verify that each Subscriber installation was executed properly and to the satisfaction of the Subscriber; and

       Provide a copy of the installation transaction documentation verifying that the completed installation is ready for billing. This documentation will include the CPE delivery receipt, the ISP contract and the completed work order.



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

                                    EXHIBIT B
                          HSDS SERVICE LEVEL AGREEMENT

This HSDS Level Agreement is attached and made a part of the Master High Speed Data Services Right of Access and Marketing Agreement by and between I3S, Inc. and Seren Innovations, Inc. (the "Agreement"). I3S shall use all commercially reasonable efforts to perform these responsibilities.

INTRODUCTION

This Exhibit entitled "HSDS Level Agreement" ("SLA") sets out operation specifications and requirements for HSDS provided by I3S for the residents or customers of applicable SEREN HFC Networks. The SLA shall encompass data SERVICES originating and terminating within the I3S internetwork ("i3s.net").

The HSDS provided by I3S shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements. For the purposes of the SLA, i3s.net shall relate to that portion of the global Internet operated by I3S, originating within end users' customer premises and terminating within I3S computers or transported and peered at a public or private Internet Exchange Point.

For the purposes of the SLA, a "Trouble" or "Trouble Report" shall relate to i3s.net or I3S provided SERVICES (or resold SERVICES) and the Equipment and I3S-maintained facilities, but shall exclude customer error, defects in Customer Premises Equipment ("CPE"), defects in customers' computers, defects in property cable or wiring plants, defects in fiber optic distribution systems, defects in cable television distribution systems and network problems experienced by destination networks at or beyond Internet Exchange Points.

The terms and conditions of this SLA do not limit I3S's obligations set forth elsewhere in the Agreement, but if there is a conflict with respect to HSDS obligations between this SLA and the Agreement, this SLA shall control.

PERFORMANCE REQUIREMENTS

PERCENT CUSTOMER HSDS ORDER BEGINNING COMMITMENT DATES TIMELY MET

       Except for self-installs, I3S will provide final Remote Provisioning of Modem within one hour of notification by Seren.

PERCENT CUSTOMER HSDS ORDER COMPLETION COMMITMENT DATES TIMELY MET

       This parameter is generally indicative of the timely completion of work on orders from customers for new HSDS or orders to make changes in their existing HSDS and the timely completion of those HSDS orders.


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

       The timely completion parameter is calculated by dividing the total Customer HSDS Orders completed on or before the date and clock hour promised to the customer that the HSDS order would be completed by the total number of HSDS orders initiated in each calendar month and multiplying by 100.

       I3S shall exhibit greater than 90% Customer HSDS Order Completion Commitment Dates Timely Met per month.

PERCENT OF NETWORK AVAILABILITY

       This parameter is generally indicative of the availability of the network to transport and peer customer data at an Internet Exchange Point, or, in the event that the customer data is to be fulfilled by computers within i3s.net, generally indicative of the availability of to transport data to the I3S servers and the availability of the servers.

       This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

       Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows upon 72 hours advance notification by I3S, or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

       Specifically excluded from the Network Availability calculation shall be periods of time where the access distribution plant (operated by SEREN or its designated third party operator) exceed the operational standards set by I3S for each type of Broadband access technology.

       I3S shall exhibit greater than 99.8% Network Availability per month.

       I3S to provide latency no greater than 120MS.

       Order, provision, install, maintain and operate data transport/carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 mb/s (DS-3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time, provided however, I3S is not guaranteeing bandwidth throughput from its POP to subscribers.

PERCENT TIER 2 CUSTOMER CALLS ANSWERED WITHIN 45 SECONDS BY I3S PERSONNEL

       This parameter is based upon the number of customers calls answered within 15 seconds by a human operator or by an ACD queue greeting during the hours of operation of the I3S National Customer Care Center and thereafter to be answered by a human customer representative within 30 seconds. At a minimum, the I3S National Customer Care Center


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

       shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

       This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of Customer Care Center calls answered in each calendar month and multiplying by 100.

       I3S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.

PERCENT OF TROUBLE REPORTS RESOLVED TIMELY

       This parameter is related to the number of Trouble Reports resolved within the following windows:

       o For Trouble Reports received by I3S at the I3S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.

       o For Trouble Reports received by I3S at the I3S National Customer Care Center after 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by noon of the second business day thereafter.

       This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

       I3S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I3S alone.


       I3S shall exhibit greater than 90% Customer Repair Commitment Met per month.

REPORTS

       I3S shall provide to SEREN reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:

       A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

       New HSDS orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.


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

       Aggregate I3S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.


HOLIDAYS


       New Years Day
       Memorial Day
       Independence Day
       Labor Day
       Thanksgiving
       Day after Thanksgiving
       Christmas



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

                                    EXHIBIT C

                               HFC NETWORK LISTING

1. Seren's HFC Network serving St. Cloud, Minnesota and related service areas.

2.     Seren's HFC Network serving Contra Costa County, California.


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